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                                                                   EXHIBIT 10.36


          SEPARATION, CONSULTING, NON-COMPETITION AND RELEASE AGREEMENT

     This Separation, Consulting, Non-Competition and Release Agreement and Complete Settlement and Release of all Claims (hereinafter "Agreement") is made and entered into by and between John F. Logan and DT Industries, Inc., and its affiliates, including, but not limited to Advanced Assembly Automation, (hereinafter known collectively as, the "Company"), having offices at:

                        1949 East Sunshine - Suite 2-300

                           Springfield, Missouri 65804

     The definition of "Affiliate" for the purpose of this Agreement shall mean any person, firm, entity, company, or corporation that controls, or is controlled by, or is under common control with, the party specified; and the term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, firm, entity, company, or corporation, whether through the ownership of voting securities, memberships, contract, or otherwise.

                                    RECITALS

     WHEREAS, John F. Logan (hereinafter "Employee") has been employed by the Company as Sector President and

     WHEREAS, Employee has agreed to enter into this Agreement in exchange for a severance payment and certain other valuable benefits and considerations, including a consulting arrangement, which is in addition to any other benefits Employee may be entitled to receive; and

     WHEREAS, Employee and the Company desire to settle fully and finally any and all full-time employment relationship matters between them including, but not limited to, any differences that might have arisen out of Employee's employment with and separation from the Company; and

     WHEREAS, Employee is desirous of providing to the Company and the Company is desirous of retaining the services of the Employee as an independent consultant and advisor.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises made herein, it is agreed as follows:


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                                   SEPARATION

     1. The Employee's last active day of full-time employment with the Company will be December 31, 1999 (the "Separation Date"), and the Employee's employment with the Company will terminate effective at the close of business on that date. The Employee will receive payment for any and all unused vested vacation days.

                               SEVERANCE PAYMENTS

     2. As consideration for the Employee's commitments set forth in this Agreement, the Company agrees to pay to Employee a Severance Allowance in the amount equal to Sixty Thousand Dollars ($60,000). After expiration of the revocation period, the payment will be made to the Advanced Assembly Automation Deferred Compensation Account. The payment provided for in this paragraph shall be in full and complete satisfaction of, without limitation, any claim for salary, benefits, compensation of any sort, or any other claim for anything of economic value which the Employee may have arising out of his employment with the Company, or separation of employment.

                               BENEFIT ELIGIBILITY

     3. (a) Previously elected group coverage under the medical, dental, vision and EAP plans for the employee and eligible dependents will cease as of December 31, 1999, unless otherwise stated in the Plan Document. Effective January 1, 2000, the Employee will be eligible to elect continuation coverage under the medical, dental and vision plans pursuant to COBRA. Effective April 2000, the Employee will be eligible for Medicare coverage. Therefore, under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and the Medical Plan Document, the Employee's eligibility for COBRA ceases at the age of 65. However, the Employee's covered dependent is eligible to continue COBRA for up to eighteen (18) months. In lieu of the regular COBRA rate, the Employee, and his covered dependent, will be permitted to pay the active rate through April 2000. Commencing with April 2000, the Employee's dependent will be required to pay the COBRA premium in order to continue coverage. Provided the Employee's dependent does continue under the COBRA Continuation Plan for eighteen (18) months, she may then choose to exercise her COBRA conversion privileges as provided by the Plan Document. It is the Employee's responsibility to obtain and ensure appropriate coverage continuation for himself and eligible dependents.

     3. (b) Stock Options: The Company agrees that, notwithstanding anything else contained in this Agreement, the Employee has the right to:



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          (i) exercise (for the period set forth in the relevant stock option plan or as may be extended in the discretion of the Compensation Committee of Company's Board of Directors) any stock options vested in him as of the date of execution of this Agreement for the purchase of DTI common stock, in accordance with the provisions of the relevant plan under which such options were granted; and

          (ii) any assets, monies or funds contained in any retirement plan that were vested as of the date of execution of this Agreement, subject to the terms and conditions of such plans. The Company agrees that, upon the written request of the Employee, and subject to applicable law and the relevant provisions of the applicable plan, it will facilitate the transfer of such funds as directed by the Employee.

                           RETURN OF COMPANY PROPERTY

     4. In accordance with his existing and continuing obligations to the Company, Employee agrees to return to the Company, on or before the Separation Date, all Company property or copies thereof, including, but not limited to, cell phone, pager, computer, printer, fax machine, furniture, credit cards, files, records, computer access codes, computer programs, keys, card key passes, manuals, databases, documents, business plans, and any other property and equipment which he received or prepared or helped to prepare in connection with his employment with the Company. This includes the ceasing of any automobile allowances and Company paid golf and/or social club memberships.

                                  COMPENSATION

     5. Employee acknowledges and agrees that he has received all wages, bonuses, compensation, remuneration and all other monies due him arising out of, relating to or resulting from Employee's full-time employment relationship with the Company including but not limited to all monies due him under any benefit plans established and/or maintained by the Company, exclusive of any 401(k) distribution.

                                  RE-EMPLOYMENT

     6. Employee understands, acknowledges and agrees that the Company has no obligation whatsoever to reinstate, recall, reemploy or rehire Employee to any position not otherwise named herein with the Company and that Employee waives and releases any claims to reinstatement, recall, re-employment or rehire that Employee has or may have.



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                               BOARD OF DIRECTORS

     7. The Employee currently serves as a Managing Director on the Company Board of Directors. The role of Managing Director will cease effective December 31, 1999. Effective January 1, through November 2000, the former Employee will commence to serve as a Non-Management Director, under the guidelines and auspices of the Board. Compensation for the Non-Management Director role will be in accordance with the practice of the Compensation Program for the Board of Director in place at that time.

                     ASSOCIATION OF MANUFACTURING TECHNOLOGY

     8. Employee currently serves on the Board of Directors of the Association of Manufacturing Technology. The Company is agreeable to continue to reimburse Logan, as a former Employee, for any reasonable and necessary travel expenses incurred by him, excluding those paid for by the Association of Manufacturing Technology, that is directly related to the rendition of Board services, for himself through November, 2001. Such expenses expected to exceed $1,000 a month must have prior approval of the Corporate Vice President of Administration and be in line with the Company travel policy and practice in effect at the time. Such expenses must also be on an itemized voucher supported by documentation as required by the Internal Revenue Service to justify business expense deductions. Logan shall be responsible for payment of all other expenses not necessary in order for Logan to render the AMT Board services. It is anticipated that expenses will include attendance at the Spring and Annual meetings.

                         PROPRIETARY COMPANY INFORMATION

     9. Employee affirms his continuing obligation to keep all proprietary Company information confidential and not to disclose it to any third party in the future. As used in this Agreement, the term "Proprietary Company Information" includes, but is not necessarily limited to, technical, marketing, business, financial, or other information which constitutes trade secrets information or information not available to the competitors of the Company, the use or disclosure of which might reasonably be construed to be contrary to the interests of the Company. Because of the difficulty of measuring economic damages to the Company as a result of violations of this Section, and because of the immediate and irreparable damage that would be caused to the Company, in the event of a breach by the Employee




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of the provisions of this Section, the Employee agrees that the Company and its affiliates may, in addition to any other available remedy, enforce the provisions of this Section by all equitable relief, including injunctions and restraining orders.

                              NO VIOLATION OF LAWS

     10. Employee acknowledges that there are various local, state, and federal laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, ancestry, citizenship, religion, disability, marital status, sexual orientation, medical condition, veteran status, other protected classes, and that these laws are enforced through the Equal Employment Opportunity Commission, Department of Labor and State Human Rights agencies. Such laws include, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, 42 U.S.C. Section 1981, the Fair Labor Standards Act, ERISA, Worker Adjustment and Retraining Notification Act of 1988, and any other federal, state or local law, ordinance or regulation regarding discrimination in employment or termination of employment. In consideration of the benefits provided for in this Agreement, the Employee gives up any and all rights under these or any other laws with respect to his employment and termination of employment at the Company and acknowledges that the Company has not (i) discriminated against him, (ii) breached any contract with him, (iii) committed any civil wrong (tort) or personal injury against him, or (iv) otherwise acted unlawfully toward him. Employee acknowledges that Company does not admit and denies any violation of any law or any liability to Employee.

          WAIVER OF ALL CLAIMS, COVENANT NOT TO SUE AND GENERAL RELEASE

     11. (a) On entering into this Agreement, Employee fully, finally, and forever waives any and all claims, whether known or unknown, that he has or may have against the Company based on any claim or cause of action arising at any time prior to and including the date that Employee signs this Agreement.



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     11. (b) Employee agrees further that he will not file or cause or permit to be filed on his behalf any administrative charge or complaint or any lawsuit against the Company based on any claim, matter, or thing arising at any time prior to and including the date Employee signs this Agreement and General Release.

     11. (c) Employee hereby unconditionally and generally releases and discharges the Company from all actions, causes of action, claims and demands of any nature (hereinafter "claims"), whether known or unknown, or foreseen or unforeseen, which Employee has or may have against the Company arising at any time prior to and including the date Employee signs this Agreement; further including, without limitation, any and all claims which relate directly or indirectly to Employee's employment with the Company, his separation from that employment; and/or the Company's failure or refusal to reinstate him to employment; and further including, without limitation, claims, whether statutory, at common law or otherwise, for wrongful termination of employment, breach of contract, detrimental reliance, promissory estoppel, infliction of emotional distress, defamation, fraud, misrepresentation, or any other tort or personal injury, and claims of discrimination based upon sex, race, age, national origin, ancestry, religion, disability, marital status, sexual orientation, medical condition, veteran status, and other protected classes, including, without limitation, such claims as were asserted, or could have been asserted.

     11. (d) In further consideration of the Company's undertakings as described above, Employee hereby unconditionally releases and discharges the Company of and from all claims arising at any time prior to and including the date Employee signs this Agreement, which he has or may have against the Company and forever releases the Company under the United States Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq.

     11. (e) Employee and the Company intend for this Agreement to comply with
Section 201 of the Older Workers Benefit Protection Act of 1990. Accordingly, Employee acknowledges and represents as follows:

         (i) Employee waives such claims as he may have under ADEA knowingly and voluntarily and in exchange for consideration of value to which he is not otherwise entitled;

         (ii) Employee has been advised to consult an attorney in connection with this Agreement; and



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         (iii) Employee has been given twenty-one (21) days within which to consider this Agreement;

         (iv) Employee understands that he has seven (7) days to revoke this Agreement after signing it by providing written notice of such revocation to the Corporate Vice President of Administration, and that this Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired without Employee having exercised this right of revocation.

                                   CONSULTING

     12.(a) Term. The Company hereby retains former Employee John F. Logan (hereinafter "Logan"), and Logan hereby agrees to be retained by the Company for the consideration and upon the terms and conditions herein set forth, to consult, counsel and advise with the Company for an initial term of one (1) year beginning on the date of execution of this Agreement and ending on the first anniversary of the date of execution of this Agreement (the "Initial Term"). Unless otherwise notified in writing, the consulting arrangement set forth in this Agreement may continue in effect. Once the Initial Term has elapsed, the consulting arrangement may be cancelled, in writing, by either party, with a 30-day notice of cancellation.

     12. (b) Duties. As set forth below, Logan agrees to make himself available to the Company from time to time between the date of execution of this Agreement and the Consulting Termination Date to render counsel and advice to the Company, as reasonably requested by the Company, for the profit, benefit and advantage of the Company. The Company shall only request Logan to render counsel and advice as to matters that are consistent with Logan's most recent employment responsibilities for the Company prior to the date of execution of this Agreement. Logan shall provide such services upon the direction of the Company's President and Chief Executive Officer and/or the Corporate Vice President of Administration. In addition, Logan shall make himself available to render counsel and advice to the Company on other matters as reasonably requested by the Company beyond those items as agreed to by Logan. The services of Logan shall be rendered at such times and places as shall be mutually convenient to the Company and Logan, it being understood that: (i) the duties and obligations of Logan are not those which would ordinarily attend an employment relationship. Logan shall have no obligation to maintain specific office hours at the Company's place of business or to devote any specific portion of his time on a regular basis to the Company's affairs or, except as requested by the Company to provide his personal service in the fulfillment of this Agreement; however, Logan shall make himself available to perform his duties within the reasonable requirements of the Company which would not exceed, except as consented




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to by Logan, an average of two work days of his time per week; (ii) Logan's services shall be rendered primarily at Logan's place of residence in Centerville, Ohio and any requested travel of Logan shall be by mutual reasonable consent and at the sole expense of Logan; and (iii) subject to the non-competition covenant set forth below, Logan may be regularly self-employed on a part-time basis in other capacities or may enter the part-time employ of a third party. Logan shall be deemed an independent contractor of the Company in connection with the rendering of consulting services hereunder.

     12. (c) Base Compensation. In consideration of Logan's consulting services and the restrictive covenants set forth below, the Company shall pay Logan a monthly compensation of $2,500.00 ($30,000.00 annually). The first payment will be due and payable one month from the date of execution of this Agreement and a like payment shall be made on the same day ("Due Date") of each successive month thereafter through and including the consulting termination date.

     12. (d) Reimbursements. During the term of this Agreement the Company shall promptly reimburse Logan for any reasonable and necessary travel expenses incurred by him that is directly related to the rendition of consulting services requested by the Company, provided that any such expenses which exceed $1,000 per month are subject to prior approval by the President and Chief Executive Officer and the Corporate Vice President of Administration. All expenses submitted by Logan to the Company must be in line with the practices and policies in effect at the time and on an itemized voucher supported by documentation as required by the Internal Revenue Service to justify business expense deductions. Logan shall be responsible for payment of all other expenses necessary in order for Logan to render the consulting services provided hereunder, including, without limitation, expenses associated with Logan's establishing and maintaining a home office.

         (i) Covenant Not to Disclose. Logan acknowledges that the Company is the exclusive owner of the Proprietary Information. He covenants and agrees that he will not, during the term of this Agreement or any time thereafter, except with the express prior written consent of the President and Chief Executive Officer of the Company and the Corporate Vice President of Administration, directly or indirectly disclose, communicate or divulge to any person, or use for the benefit of any person, any proprietary information. The restriction contained in the preceding sentence shall not apply to any Proprietary Information that (i) is a matter of public knowledge (which shall include knowledge in the industries in which the Company or its Subsidiaries are engaged) on the date of execution of this Agreement, (ii) becomes a matter of public knowledge (which shall include knowledge in the industries in which the Company or its Subsidiaries are engaged or may become engaged) after the date of execution of this Agreement from another source which is under no obligation of confidentiality to the




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Company or its Affiliates or (iii) that is furnished in the ordinary course of business to persons which sell, provide or propose to sell or provide goods or services to the Company or its Subsidiaries or which purchase, obtain or propose to purchase or obtain goods or services from Company or its subsidiaries.

         (ii) All data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes and any and all other memoranda, including without limitation any and all written information which may be or has been furnished to Logan or which may be produced, prepared or designed by Logan in connection with his employment or consulting arrangement with the Company or its subsidiaries shall be, become and remain the exclusive property of the Company. Upon the termination of this Agreement, all originals, copies and reprints in Logan's possession, custody, or control shall be promptly surrendered and/or delivered to the Company, and Logan shall thereafter make no further use, either directly or indirectly, of any such data, designs, drawings, blueprints, tracings, sketches, plans, layouts, specifications, models, programs, cards, tapes, disks, printouts, writings, manuals, guides, notes or other memoranda or written information.

     12. (f) (i) Covenants Not to Compete. The Company and Logan agree that Logan has had, and while he is providing consulting services will have, access to valuable trade secrets and confidential information of the Company. In order to protect such information, as well as to protect the goodwill of the Company, Logan covenants and agrees that he will not at any time during the Initial Term, or during any extended term, and for one (1) year following the consulting termination date, except with the express prior written consent of the President and Chief Executive Officer and the Corporate Vice President of Administration, directly or indirectly, whether as a former employee, consultant, or shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the NASDAQ Stock Market or any successor thereto) either (i) establish any person that competes with the Company or any of its Subsidiaries or (ii) be affiliated or connected with any person that carries on any business within the State of Ohio, the states contiguous thereto, elsewhere in the United States of America, Canada, Europe and the rest of the world, which is competitive with the business of the Company or any of its Subsidiaries in a capacity which is competitive in any of his duties, responsibilities or activities with the business of the Company or any of its Subsidiaries. Logan covenants and agrees that he will not directly or indirectly solicit, divert or accept business from or otherwise take away or interfere with any customer of the Company or any of its Subsidiaries, including without limitation any person who was a customer or whose business was being pursued by the Company



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or any of its Subsidiaries within the period commencing upon the start of
Logan's employment with the Company or any Subsidiary, and for the period ending one (1) year after the consulting termination date, including all customers directly or indirectly produced or generated by Logan. The parties further agree that if Logan becomes affiliated or connected with any such person, Logan shall be obliged to show by clear and convincing evidence that none of his duties, responsibilities or activities entail employment in a capacity which has been, is or is likely to become, competitive with the business of the Company or any of its Subsidiaries.

     (ii) Logan further covenants and agrees that he will not during the Initial Term, or any extended term, and for one (1) year following the consulting termination date, except with the express prior written consent of the President and Chief Executive Officer and the Corporate Vice President of Administration, any successor to the Company or their respective designees, directly or indirectly, accept employment, be employed by or be a principal of any business or enterprise operating within the United States which then employs or has as a principal or holder of any interest therein (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose shares are publicly traded) any individual who was previously employed in a managerial or Logan position with the Company or any of its Affiliates, provided however, that this prohibition shall not be applicable if (i) such business or enterprise does not compete with the Company or its Affiliates, or (ii) such business or enterprise engages in activities which do compete and other activities which do not compete with the Company or its Affiliates, Logan and the other individual who was previously employed by the Company or any of its Affiliates are employed by such business or enterprise in connection with activities which in no way compete with the Company or its Affiliates and neither Logan nor the other individual who was previously employed by the Corporation or its Affiliates is or proposes to be a principal of such business or enterprise.

     (iii) Logan further covenants and agrees that neither he, nor any Person with whom he is associated, will, during the Initial Term, or any extended term, and for one (1) year following the Consulting Termination Date, without the prior written consent of the Chief Executive Officer and the Corporate Vice President Administration, directly or indirectly, solicit, recruit, or attempt to hire any employee of the Company or any of its Subsidiaries, or induce or attempt to induce any employee of Company or any of its Subsidiaries to terminate their employment with the Company or any of its Subsidiaries.



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                                 ENFORCEABILITY

     13. If any provision of the covenants and agreements set forth above shall be held invalid or unenforceable because of the scope of the territory or the actions thereby restricted, or the period of time within which such covenant or agreement is operative, or for any other reason, it is the intent of the parties hereto that such provision shall be construed by limiting and reducing it, or, if necessary, eliminating it so that the provisions hereof be valid and enforceable to the extent compatible with applicable law as determined by a court of competent jurisdiction.

                                     WAIVER

     14. If either the Company or Logan fail to exercise any rights in the event that either party breaches any of the separate and distinct promises in this Agreement, it shall not be construed as a waiver of such breach or prevent the Company or Logan from later enforcing strict compliance with any and all promises in this Agreement. The rights and remedies expressly specified herein are cumulative and not exclusive of any other rights and remedies which either party might otherwise have.

                                  SEVERABILITY

     15. The covenants in this Agreement are several and if a clause or clauses shall be found unenforceable, the entire document shall not fail but shall be construed and enforced without any severed clause or clauses in accordance with the terms of this document.

                                     NOTICE

     16. Any and all notices provided for herein shall be given in writing and delivered by hand, or sent by registered or certified mail, return receipt requested, with first-class postage prepaid, or by facsimile with answer-back; and such notices shall be addressed: (i) if to the Company, to the Company's President and Chief Executive Officer and the Corporate Vice President of Administration at the Company's principal business office, with a copy to the Company's General Counsel at the Company's principal business office; and (ii) if to Logan, to his address as reflected in the Company's records; or to such other address(es) as the parties hereto shall designate by written notice, furnished to all parties in the manner provided herein. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or postmarked before midnight on the last day of such period.



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                                  GOVERNING LAW

     17. The construction, interpretation, and performance of this Agreement shall be governed by the laws of the State of Missouri.

                                 CONFIDENTIALITY

     18. Employee (Logan) agrees to keep the terms of this Agreement confidential and not to disclose its contents to anyone except his lawyer, his immediate family, or his financial consultant.

                                ENTIRE AGREEMENT

     19. This Agreement contains the entire agreement between the Company and Employee (Logan) and fully supersedes any and all prior agreements or understandings. The Employee (Logan) represents and acknowledges that in executing this Separation, Consulting, Non-Compete and Release Agreement, he has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement.


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                                  UNDERSTANDING

     20. Employee (Logan) has read this Agreement fully, understands its contents, and voluntarily signs this Agreement with the intention to be bound by all of its terms.


/s/ John F. Logan                                     John F. Logan
-----------------------------------        ------------------------------------
        Written Signature                            Printed Signature


Date:   12-21-99                           /s/ Amy Seal
     ------------------------------        ------------------------------------
                                                           Witness


                                   NOTARIZED:

STATE OF    Florida       )
                          )      ss.
COUNTY OF   Seminole      )


     COMES NOW John F. Logan, who states to me that he has read and understands the foregoing Separation, Consulting, Non-Compete and Release Agreement and agrees to and accepts its terms and conditions as a free act of his own volition.

     Subscribed and sworn to before me this 21 day of   December  , 1999.



                                                        Notary Public

My Commission Expires:   8/12/03

EXECUTED ON BEHALF OF COMPANY:

                                           FOR:  DT INDUSTRIES, INC.

Date:   1-10-00                            /s/  Stephen J. Gore
     ------------------------------        ------------------------------------
                                           President and Chief Executive Officer



                                           FOR:  DT INDUSTRIES, INC.

Date:   12/22/99                           /s/  John Beatty
     ------------------------------        ------------------------------------
                                           Corporate Vice President
                                           Administration



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